Exhibit 99.(m)(2)(B)

AMERICAN BEACON FUNDS

A CLASS

DISTRIBUTION PLAN

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the American Beacon Funds A Class Distribution Plan, the following Funds have adopted the American Beacon Funds A Class Distribution Plan:

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHL TargetRisk Fund

American Beacon AHL TargetRisk Core Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Frontier Markets Income Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon NIS Core Plus Bond Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon TwentyFour Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

Dated: November 2, 2020